                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant                     [X]
         Filed by a Party other than the Registrant  [ ]
         Check the appropriate  box:
         [ ]  Preliminary  Proxy  Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [X]  Definitive  Proxy Statement
         [ ]  Definitive  Additional Materials
         [ ]  Soliciting  Material  Pursuant to Rule 14a-11(c) or Rule 14a-12


                            Century Bancshares, Inc.
             ----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

       ----------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

         [X]     No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:
                 ----------------------------------------------------- .
         (2)     Aggregate number of securities to which transaction applies:
                 ----------------------------------------------------- .
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 ----------------------------------------------------- .
         (4)     Proposed maximum aggregate value of transaction:
                 ----------------------------------------------------- .
         (5)     Total fee paid:
                 ----------------------------------------------------- .

         [ ]     Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1)      Amount previously paid:
                  ----------------------------------------------------- .

                  (2)      Form, schedule or registration statement no.:
                  ----------------------------------------------------- .

                  (3)      Filing party:
                  ----------------------------------------------------- .

                  (4)      Date filed:
                  ----------------------------------------------------- .

                            CENTURY BANCSHARES, INC.
                         1275 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004

                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 9, 1998

TO THE HOLDERS OF COMMON STOCK
  OF CENTURY BANCSHARES, INC.:

         Notice is hereby given that the 1998 Annual Meeting of the Stockholders ("Annual Meeting") of Century Bancshares, Inc. ("Company") will be held at the Capitol Hilton Hotel, 16th and K Streets, N.W., Washington, D.C. 20036 at 9:00 a.m. (local time) on Tuesday, June 9, 1998, for the following purposes:

         1. to elect a Board of eight directors to serve until the 1999 Annual Meeting of Stockholders of the Company, and until their respective successors have been elected and qualified;

         2. to consider and act upon a proposal to amend the Company's 1994 Stock Option Plan that would increase the number of shares of the Company's Common Stock subject thereto by 200,000; and

         3. to transact such other business as may properly come before the meeting or any adjournment thereof.

         All holders of common stock of record at the close of business on April 21, 1998 are entitled to vote at the Annual Meeting and any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the Company's principal office, at 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004.

         Stockholders are cordially invited to attend the meeting in person.

                                           By Order of the Board of Directors

                                           /s/  WILLIAM C. OLDAKER
                                           ------------------------
                                                William C. Oldaker
                                                Secretary
Washington, D.C.
April 28, 1998


                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED; THEREFORE, YOU ARE URGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, MERELY SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

                            CENTURY BANCSHARES, INC.
                         1275 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004

                                 PROXY STATEMENT
                   FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 9, 1998

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by, and on behalf of, the Board of Directors of Century Bancshares, Inc. ("Company") of proxies for use at the 1998 Annual Meeting of Stockholders of the Company to be held on Tuesday, June 9, 1998 at 9:00 a.m. (local time), at the Capitol Hilton Hotel, 16th and K Streets, N.W., Washington, D.C. 20036, and any adjournment thereof ("Annual Meeting"), for the purposes set forth in this Proxy Statement and the accompanying Notice. It is anticipated that this Proxy Statement, the Notice, and the enclosed form of proxy will be mailed to stockholders on or about May 1, 1998.

Proxies

         For the proxy solicited hereby to be voted, the enclosed form of proxy must be signed (as registered), dated, and returned to the Company in a timely manner. Proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and which are not revoked will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly executed and received by the Company and which is not revoked will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified, and FOR approval of the proposal to amend the Company's 1994 Stock Option Plan. The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter, not known or determined at the time of the solicitation of proxies, properly comes before the Annual Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

         Please ensure that your shares will be voted by signing (as registered), dating and returning the enclosed form of proxy in the enclosed postage-paid envelope. A stockholder may revoke a proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy, by attending the Annual Meeting and voting in person, or by giving notice of revocation of the proxy at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy. Prior to the Annual Meeting, any written notice of revocation or subsequent proxy should be sent so as to be delivered to the Corporate Secretary, Century Bancshares, Inc., 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004, or hand delivered to the Corporate Secretary at the aforementioned address (or at the Meeting) at or before the taking of the vote at the Annual Meeting.

Voting Securities

         The Board of Directors of the Company has fixed the close of business on April 21, 1998 as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had issued and outstanding 2,230,348 shares of its common stock, $1.00 par value ("Common Stock"), the only class of voting securities outstanding. Only the record owners of the Common Stock are entitled to notice of, and to vote at, the Annual Meeting.

Quorum and Other Matters

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as authorizing the casting of a vote or abstaining. Shares of Common Stock held by nominees that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "non-vote") for voting on some or all other matters. In deciding all questions, each share of Common Stock is entitled to one vote, in person or by proxy. Votes at the Annual Meeting will be tabulated by an Inspector of Election appointed by the Company.

         Directors are elected by a plurality of the shares present in person or by proxy at a meeting at which a quorum is present. As a result, the eight nominees for director receiving the greatest number of votes of shares of Common Stock present in person or represented by proxy at the meeting, although not necessarily a majority of such shares, will be elected to serve as directors until the Company's 1999 annual meeting of stockholders. An abstention, a non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees. Approval of the proposed amendment to the Company's 1994 Stock Option Plan requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present at the Annual Meeting, in person or by proxy. Accordingly, an abstention has the effect of a vote against the approval of the proposed amendment to the Company's 1994 Stock Option Plan. All other matters properly to come before the Annual Meeting for which the Company's Certificate of Incorporation, as amended, does not require the affirmative vote of the holders of two-thirds of the outstanding shares of capital stock of the Company, require the approval of a majority of outstanding shares of Common Stock of the Company present, in person or by proxy, at the Annual Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth the name, address and number of shares of Common Stock owned beneficially at the Record Date by (a) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (b) each nominee to serve as director of the Company; (c) each of the Company's executive officers named in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group. No executive officer or director of the Company has any family relationship with any other officer or director. Unless otherwise indicated, all shares are owned directly and the owner has sole voting and investment power with respect thereto.




Name and Address                                 Amount and Nature of             Percent
of Beneficial Owner                              Beneficial  Ownership            of Class
------------------------------                  -----------------------          ----------

Joseph S. Bracewell                                   150,967 (1)                       6.6%
1275 Pennsylvania Avenue, N.W.
Washington, D.C. 20004

George Contis, M.D.                                    96,016 (2)                       4.2%
1716 Wilson Boulevard
Arlington, VA 22209

                       (Table continues on following page)



Name and Address                                 Amount and Nature of             Percent
of Beneficial Owner                              Beneficial  Ownership            of Class
---------------------------                      ---------------------            ---------
John R. Cope                                           32,180 (3)                       1.4%
2000 K Street, N.W.
Suite 500
Washington, D.C. 20006

Bernard J. Cravath                                     67,376 (4)                       3.0%
9812 Falls Road
Suite 201
Potomac, MD  20854

Neal R. Gross                                         145,291 (5)                       6.4%
1323 Rhode Island Avenue, N.W.
Washington, D.C. 20005

Joseph H. Koonz, Jr.                                   72,647 (6)                       3.2%
2020 K Street, N.W.
Suite 500
Washington, D.C. 20006

William S. McKee                                       65,663 (7)                       2.9%
1730 Penn. Ave., N.W.
12th Floor
Washington, D.C.  20006

William C. Oldaker                                     73,416 (8)                       3.3%
818 Connecticut Avenue, N.W.
Suite 1100
Washington, D.C.  20006

All directors, and executive
officers as a group (9 persons)                       704,556                          29.2%


Robert Fleming Inc.                                   188,700 (9)                       8.5%
320 Park Avenue, 11th Floor
New York, NY  10022

Salem Investment Counselors, Inc.                     160,400 (9)                       7.2%
Post Office Box 25427
Winston-Salem, NC  27114-5427

Tontine Group                                         149,700 (9)(10)                   6.7%
200 Park Avenue, Suite 3900
New York, NY  10166

--------------------------------

[FN]

1 Includes 2,300 shares held by minor children, 22,004 shares held as Trustee, 36,108 shares held for the benefit of Mr. Bracewell in the Company's 401(k) plan, and 6,758 shares held in individual retirement accounts. Also includes 20,223 shares issuable upon exercise of options which are exercisable within the next 60 days, 1,572 shares held by minor children issuable upon exercise of currently exercisable warrants, and 22,004 shares held as trustee issuable upon exercise of currently exercisable warrants.

2 Includes 37,569 shares held by Medical Services Corporation International Profit Sharing Plan and Trust of which Dr. Contis is Trustee, 8,553 shares issuable upon exercise of currently exercisable options, and 35,963 shares issuable upon the exercise of currently exercisable warrants.

                     (Footnotes continue on following page)

[FN]

3 Includes 13,979 shares held in the John R. Cope Rollover IRA, 8,553 shares issuable upon exercise of currently exercisable options, and 292 shares issuable upon exercise of currently exercisable warrants. Also includes 879 shares held by Mr. Cope's spouse, 4,219 shares in a family trust of which Mr. Cope is trustee, and 3,155 shares held in two trusts for a minor child, of which Mr. Cope is trustee.

4 Includes 1,298 shares held by Mr. Cravath's wife, 8,553 shares issuable upon exercise of currently exercisable options, and 9,128 shares issuable upon exercise of currently exercisable warrants.

5 Includes 8,553 shares issuable upon exercise of currently exercisable options and 16,839 shares issuable upon exercise of currently exercisable warrants.

6 Includes 8,553 shares issuable upon exercise of currently exercisable options and 63,593 shares held jointly with Mr. Koonz's spouse.

7 Includes 8,553 shares issuable upon exercise of currently exercisable options and 4,403 shares issuable upon exercise of currently exercisable warrants.

8 Includes 8,553 shares issuable upon exercise of currently exercisable options and 15,192 shares issuable upon exercise of currently exercisable warrants. Also includes 17,209 shares held in individual retirement accounts, and 1,799 held by Mr. Oldaker's spouse.

9 Based solely on information filed with the Securities and Exchange Commission (the "Commission").

10 A Schedule 13D was jointly filed with the Commission in December 1997 by the following persons, who affirmed the existence of a "group" within the meaning of Section 13(d) under the Securities Exchange Act of 1934, as amended: Tontine Financial Partners, L.P., a Delaware limited partnership ("TFP"); TFP's general partner, Tontine Management, L.L.C., a Delaware limited liability company ("TM"); Tontine Overseas Associates, Ltd., a Delaware limited liability company ("TOA") serving as investment manager to TFP Overseas Fund, Ltd., a Cayman Islands Company ("TFPO"); and Mr. Jeffrey L. Gendell, as the managing member of TOA. In the Schedule 13D, TFP and TM each reported shared beneficial ownership of 127,700 shares of Common Stock owned directly by TFP, TOA reported shared beneficial ownership of 22,000 shares of Common Stock owned directly by TFPO, and Mr. Gendell reported shared beneficial ownership of 149,700 shares of Common Stock owned directly by each of TFP and TFPO.


                              ELECTION OF DIRECTORS

         Each of the eight persons identified in the table below is a nominee for election as a director of the Company and is currently an incumbent director. The term of office for which the following persons are nominated will expire at the time of the 1999 Annual Meeting of Stockholders of the Company and when their respective successors shall have been elected and qualified. Should any nominee for the office of director named herein become unable or unwilling to accept nomination or election, the person or persons acting under the proxies will vote for the election in his stead of such other person as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected to office, and to the knowledge of the Board of Directors, the nominees intend to serve the entire term for which election is sought.

         Directors will be elected by a plurality vote of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. The Board of Directors recommends a vote FOR each of the nominees listed and, unless marked to the contrary, proxies received from a stockholder will be voted for the election of such nominees.

         The following table sets forth certain information regarding the nominees for election to the Board of Directors of the Company.




                                                  Positions with Company,
Name                    Age                   Bank and Business Experience
----                   ----                ------------------------------------

Joseph S. Bracewell       51                Chairman  of  the Board, President
                                            and Chief Executive Officer of the
                                            Company  since 1985; Director and
                                            Chief Executive Officer of  Century
                                            National   Bank  ("the Bank") since
                                            1982  and   Chairman thereof since
                                            1985; President of the Bank  from
                                            1982 to 1988  and  since 1996.

George Contis, M.D.       64                Director of the Company  since 1995;
                                            Director of the Bank since  1989.
                                            Physician  and the  President  of
                                            Medical  Services Corporation
                                            International, an  international
                                            contract  provider  of medical
                                            services, for more than the past
                                            five years.

John R. Cope              55                Director   and  Vice President of
                                            the Company since 1985; Director of
                                            the  Bank  since  1982; Vice
                                            Chairman of the Bank since 1985
                                            and General  Counsel  thereof  since
                                            1986.  Partner  in the  law  firm of
                                            Bracewell   &   Patterson,   L.L.P.,
                                            Washington,  D.C.  for more than the
                                            past five years.

Bernard J. Cravath        66                Director  of  the Company  since
                                            1987  and  Assistant Secretary
                                            since  1991;  Director of the Bank
                                            from   1984  to   1986. President of
                                            Reality   Properties Inc.,   a  real
                                            estate   investment corporation,
                                            since 1984. Attorney in private
                                            practice for more than the past five
                                            years.

Neal R. Gross             54                Director   of  the   Company   since
                                            1995; Director of the Bank since
                                            1992.  Chairman and Chief Executive
                                            Officer of  Neal  R.  Gross  and
                                            Co.,  Inc.,  a  corporation
                                            providing  court reporting  services
                                            to  attorneys,  the federal
                                            government,  and other private
                                            organizations  and  individuals,
                                            for more  than the past five
                                            years.


                       (Table continues on following page)



                                                 Positions with Company,
    Name                   Age                  Bank and Business Experience
---------------------     ------            ----------------------------------

Joseph H. Koonz, Jr.        63              Director of the Company  since 1985;
                                            Director of the Bank from  1982 to
                                            1987.  Partner  in the law firm of
                                            Koonz,  McKenney, Johnson, DePaolis
                                            & Lightfoot,  Washington,  D.C., and
                                            its predecessors for more than the
                                            past five years.

William S. McKee            54              Director of the Company since  1992;
                                            Director  of the  Bank from  1986 to
                                            1992.  Partner  in the law  firm  of
                                            King  and   Spalding, Washington,
                                            D.C., for more than the past five
                                            years.

William C. Oldaker          56              Director  of  the Company  since
                                            1985  and  Secretary since  1992;
                                            Director  of the  Bank since 1984.
                                            Attorney in the law firm of  Manatt,
                                            Phelps,   Phillips & Kantor,
                                            Washington,  D.C., from 1987
                                            to 1993.  Partner in the law firm of
                                            Oldaker, Ryan, Phillips and Utrecht,
                                            Washington, D.C. since 1993.


         The Board of Directors met 11 times in 1997. Messrs. Bracewell, Contis, Cope, Gross, and Oldaker also serve on the Board of Directors of the Bank, which met 12 times during 1997. Each of such members attended 75% or more of such meetings.

         The Company has standing Audit and Executive Compensation committees of its Board of Directors. The Audit Committee, which met 4 times during 1997, consists of Company Directors Cravath (Chair) and Gross. The Executive
Compensation Committee, which met once during 1997, consists of Company Directors Oldaker (Chair), Cope, and Cravath. Messrs. Cope, Koonz, and Oldaker serve as the Stock Option Committee designated by the Board of Directors to administer the Company's stock option plan. The Company does not have a standing nominating committee or other committee serving a similar function. Members of the Board of Directors of the Company also serve on other committees, formal and informal, with directors and members of senior management of the Bank.

                                  COMPENSATION

Executive Compensation

         The following table sets forth the compensation for each of the last three years awarded to, earned by, or paid to the Chief Executive Officer of the Company and the other executive officers of the Company whose salaries and bonuses exceeded $100,000 for the last completed fiscal year.

                           Summary Compensation Table



                                                                           Long-Term
                                                                          Compensation
                                                                             Awards
                                   Annual Compensation                     Securities
Name and Principal      --------------------------------------------       Underlying          All Other
   Positions            Year      Salary     Bonus(1)    Other (2)          Options (#)     Compensation (3)
--------------------    -----   ----------- ---------- -------------      -----------      ------------------



Joseph S. Bracewell      1997    $182,300    $ 5,000      $10,750              4,000              $2,824
Chairman of the Board,   1996     182,300        -0-       10,750              2,735               1,592
President, and CEO of    1995     182,300      7,000        9,420              1,500               1,800
Company; Chairman of
the Board, President,
and  CEO of  the Bank


----------------------------------
[FN]

1 These payments are listed in the year accrued and earned, but each was paid in the following year.

2   Amounts  in  this  column  represent  (a)  matching   contributions  to  the
    executive's 401(k) plan account and (b) director fees deferred by the executive pursuant to the deferred compensation program for directors. Contributions to the 401(k) plan on behalf of Mr. Bracewell were $4,750, $4,750 and $4,620 during 1997, 1996, and 1995, respectively. During 1997,
    1996,  and  1995,  Mr.  Bracewell  deferred  $6,000,   $6,000,  and  $4,800,
    respectively, pursuant to the deferred compensation program for directors.

3 Includes the dollar value of insurance premiums paid by the Company with respect to the term life insurance portion of split dollar policies in which the Company has the full interest in the cash surrender value. During 1997, 1996, and 1995, the Company held three split dollar policies covering Mr. Bracewell.


Board Compensation

         Each member of the Board of Directors of the Company receives a retainer of $4,200 annually ($6,000 for those director serving on the Boards of both the Company and the Bank) provided the director attends at least two-thirds of the meetings of the Board of Directors. The payment of the cash retainer may be deferred at the Director's option in return for a deferred compensation agreement pursuant to which the director receives future retirement benefits and/or the director's beneficiary receives certain benefits upon the director's death (see below). Directors who do not elect the deferred compensation option receive cash fees of $350 per meeting attended. Effective January 1, 1996, additional compensation of $50 per meeting is paid to those directors serving on the Executive Loan Committee ("ELC") of the Bank, which meets on a weekly basis. During 1997, an aggregate of $4,000 in cash fees were paid to the directors of the Company for attending Board and ELC meetings, and an aggregate of $25,000 in premiums were paid on life insurance policies for directors of the Company participating in the deferred compensation program. As of December 31, 1997, the Company had $544,000 in deferred compensation liability accrued on its books with respect to payments due to directors under this program.

         The Company has entered into Director Compensation Agreements (the "Compensation Agreements"), with all of the directors of the Company. Each director of the Company may elect to enter into a Compensation Agreement in lieu of receiving director's fees in cash. The Compensation Agreements generally provide for the purchase of life insurance for each director with the deferred director's fees. The Compensation Agreement will pay an amount up to 180 months following retirement, or in the case of an individual's death prior to retirement, the payment of an amount for a period of up to 180 months following a director's death. The retirement benefit granted under the Compensation Agreement vests pursuant to a schedule, with 20% of the retirement benefit vesting each year over a five year period.

Executive Compensation Committee Report

To the Board of Directors

         As members of the Executive Compensation Committee, it is our duty to establish the compensation level of the executive officers, to award bonuses to the executive officers and to approve the Company's benefit plan arrangements.

         The base salary level of the executive officers is recommended to the Executive Compensation Committee by the CEO. Factors considered by the CEO are typically subjective, such as his perception of the individual's performance and any planned changes in functional responsibility, and also include such factors as prior year compensation levels and general inflationary considerations. The profitability of the Company and the market value of its stock are not primary considerations in setting executive officer base compensation, although significant changes in these items are subjectively considered. The Committee has reviewed the base compensation for Mr. Joseph S. Bracewell and deferred any potential adjustments thereof until 1998.

         The Committee considers bonuses for the executive officers, including Mr. Bracewell, after subjectively considering the profitability of the Company and individual performance. In making such determination, the Committee does not apply any specific criteria. The perquisites and other benefits received by Mr. Bracewell that are reported in the Summary Compensation Table are provided primarily pursuant to existing employee benefit programs.

         No member of the Executive Compensation Committee is a former or current paid officer or employee of the Company or any of its subsidiaries.

                                               Executive Compensation Committee

                                               William C. Oldaker
                                               John R. Cope
                                               Bernard J. Cravath

Stock Option Committee Report on Executive Compensation

         The following report by the Stock Option Committee to the Board of Directors discusses the factors the Stock Option Committee considers when determining the number of shares which will be made subject to stock options granted to the executive officers of the Company.

To the Board of Directors:

         As members of the Stock Option Committee it is our duty to administer the Company's 1994 Stock Option Plan. Administering the plan includes awarding stock options to the executive officers.

         Stock options are a component of compensation that is intended to retain executives and to motivate executives to improve stock market performance. The number of options granted to each executive officer was determined by taking a percentage of salary and dividing that amount by the fair market value per share on the date of the grant. The percentages are recommended annually by the CEO (subject to the approval of the Committee). The percentage recommended and utilized for Mr. Joseph S. Bracewell for 1997 was 15 percent. The option price was the fair market value of the Company's common stock on the date of the grant.

                                                      Stock Option Committee

                                                      John R. Cope
                                                      Joseph H. Koonz, Jr.
                                                      William C. Oldaker



Stock Options Plans

         In 1986, the Company adopted an Incentive Stock Option Plan for Key Employees, a Nonqualified Stock Option Plan for Key Employees, and a Non-Qualified Stock Option Plan for Directors (collectively, the "1986 Plans") in order to encourage ownership of Common Stock by key employees and directors of the Company and its subsidiaries. The 1986 Plans expired during 1992 and 1993; however, certain options granted under the 1986 Plans are still exercisable by the optionees.

         The Company initially reserved 150,000 shares of its Common Stock for the issuance of incentive stock options and nonqualified stock options to directors and key employees under the Century Bancshares, Inc. 1994 Stock Option Plan (the "1994 Plan"). The Board of Directors approved the 1994 Plan in April 1994, and it was approved by the Company's stockholders in May 1994. The 1994 Plan is administered by the Company's Stock Option Committee and provides that the options granted under the 1994 Plan may be either incentive stock options pursuant to Section 422A of the Internal Revenue Code of 1986, as amended, or nonqualified options. As of March 31, 1998, after adjusting for stock dividends, there were 176,362 shares of stock reserved for the 1994 plan.

         During fiscal 1997, options to purchase 1,500 shares of the Common Stock were granted to each non-employee director of the Company and the Bank under the 1994 Plan at a purchase price of $6.88 per share.

         As of December 31, 1997, options to purchase 176,614 shares of Common Stock at exercise prices ranging from $1.54 to $8.81 were outstanding (including 28,367 options issued pursuant to the 1986 Plans), and there were 18,304 shares of Common Stock available for future grants under the 1994 Plan. The Company is proposing to increase by 200,000 shares the number of shares available for issuance pursuant to options granted under the 1994 Plan. See "Amendment to the 1994 Stock Option Plan."

         During the fiscal year ended December 31, 1997, the Company granted the following options to purchase Common Stock to the executive officer of the Company listed in the Summary Compensation Table.



                      OPTIONS GRANTED TO EXECUTIVE OFFICERS
                               IN FISCAL YEAR 1997



                                                                                     Potential Realizable
                            Number of       % of Total                                 Value at Assumed
                            Securities        Options                                   Annual Rate of
                            Underlying       Granted to       Per Share                   Stock Price
                             Options        Employees in       Exercise   Expiration    Appreciation for
   Name                      Granted            1997            Price        Date         Option Term
-----------                -----------      ------------       --------   ----------   -----------------
                                                                                         5%          10%
                                                                                         --          ---

Joseph S. Bracewell           4,000              16.4%           $6.88     6/06/2007   $17,320    $43,840


         During the fiscal year ended December 31, 1997, the following options were exercised by the executive officer of the Company listed in the Summary Compensation Table.

                      OPTIONS EXERCISED IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES





                                                  Number of Securities                 Value of Unexercised
                      Shares                     Underlying Unexercised               In-the-Money Options
                     Acquired On      Value       Options at Year End                       at Year End
  Name               Exercise        Realized   Exercisable  Unexercisable       Exercisable       Unexercisable
 -----             -----------      ----------   --------------------------      --------------------------------


Joseph S.
Bracewell            5,463           $25,911          24,743       4,857             $187,629        $ 20,621

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total return to stockholders for the period from September 23, 1997 (the date trading in the Common Stock commenced on The NASDAQ Stock Market's SmallCap Market) through December 31, 1997, for a holder of Common Stock against the cumulative total return of both The NASDAQ Stock Market and the NASDAQ Bank Stock Index.





[GRAPH OMITTED]








------------------------------ ------------------ ------------------ ------------------- ------------------
                                Sept. 23, 1997      Oct. 31, 1997      Nov. 30, 1997       Dec. 31, 1997
                               ------------------ ------------------ ------------------- ------------------

Century Bancshares, Inc.            100.00             101.49              101.49             126.87
Nasdaq Stock Market                 100.00              92.58               91.34              89.41
Nasdaq Bank Stocks                  100.00             102.57              103.76             111.12
                               ------------------ ------------------ ------------------- ------------------

Assumes $100 invested at September 23, 1997.
Dividends reinvested through year ended December 31, 1997.
--------------------------------------------------------------------------------------------- -------------

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         The Company and Mr. Bracewell are parties to an Employment Agreement which will terminate on August 31, 1999, unless renewed by the parties on written notice. Under the Employment Agreement, Mr. Bracewell receives an annual salary of $205,000, the use of a Company car, the payment by the Company of life insurance premiums, and certain membership dues. Upon termination of Mr. Bracewell's employment during the term of the Employment Agreement (except by the reason of his death or upon termination by the Company for cause), or if the Company elects not to renew the Employment Agreement, Mr. Bracewell would be entitled to receive a payment in an amount equal to twice his annual salary, maintenance of certain health care and life insurance benefits for a period of one year subject to extension after such time at Mr. Bracewell's expense, and all his stock options would automatically vest. If Mr. Bracewell elects not the renew the Employment Agreement upon its expiration, the Employment Agreement provides for a severance payment in the amount of his annual salary.

         In the event of a change of control, Mr. Bracewell may terminate the Employment Agreement within sixty (60) days after such change of control. Under the Employment Agreement, a "change of control" means (i) the acquisition by any person or group of persons of beneficial ownership of securities representing more than 50% of the Company or the Bank, (ii) a reorganization with respect to which those persons who had been beneficial owners do not, following such reorganization, beneficially own shares representing more than 50% of the combined voting power of the voting securities of the resulting corporation,
(iii) a sale of substantially all the assets of the Company or the Bank, (iv) the cessation for any reason of the individuals who constituted the Board of Directors of the Company on the date of the Employment Agreement (the "Incumbent Board") to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date of the Employment Agreement whose election or whose nomination for election by the Company's stockholders was approved by a majority vote of the directors comprising the Incumbent Board is, for purposes of the agreement, considered to be a member of the Incumbent Board, or (v) a change in the Company's status requiring prior notice to the Board of Governors of the Federal Reserve System and/or the Office of the Comptroller of the Currency pursuant to the Change in Bank Control Act of 1978 and regulations promulgated thereunder. Mr. Bracewell has agreed not to compete with the Company during the term of Employment Agreement and for 12 months thereafter.

         During 1997, the Bank made loans in the ordinary course of business to certain of the directors and executive officers of the Company and its subsidiaries, their associates, and members of their immediate families. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with others and do not involve more than normal risk of collectibility or present other unfavorable features. Loans to directors, executives officers and principal stockholders of the Company and to directors and officers of its subsidiaries are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of such credits satisfy the foregoing standards. As of December 31, 1997, loans outstanding to the directors and executive officers and their immediate families totaled $3,510,534 (net of participations sold to other banks on a non-recourse basis), which represented approximately 4% of total loans outstanding as of that date.

     With respect to banking transactions other than loans, during 1997 the Company and its subsidiaries had such transactions in the ordinary course of business with many of their directors, executive officers, principal stockholders and other affiliates; however, transactions with such persons were on substantially the same terms as those that could be obtained from unaffiliated third parties and those prevailing for comparable transactions with others.

     Mr. Cope, a director of the Company and the Bank, is a member of Bracewell & Patterson, L.L.P., a law firm that was retained by the Company and its subsidiaries during 1997.

                               EXECUTIVE OFFICERS

     The only executive officers of the Company are Joseph S. Bracewell and James T. Duke, Senior Vice President and Chief Financial Officer. See "Election of Directors" for certain information with respect to the age, positions and length of service with the Company, and the business experience of Mr. Bracewell. Mr. Duke is Senior Vice President and Chief Financial Officer of the Company and the Bank. Mr. Duke joined the Company in December 1997, he is 37 years old and has over 15 years of financial services experience, most recently with Riggs Bank, N.A. as Vice President--Finance, from November 1993 to December 1997, and over 11 years of experience in the thrift industry prior to 1993. The Company's executive officers are elected annually and serve at the discretion of the Board of Directors subject, in the case of Mr. Bracewell, to his contractual rights. See "Certain Relationships and Transactions."

                     AMENDMENT TO THE 1994 STOCK OPTION PLAN

         The Company is seeking stockholder approval of an amendment to the Century Bancshares, Inc. 1994 Stock Option Plan ("1994 Plan"), which would reserve an additional 200,000 shares of Common Stock (subject to antidilutive adjustment) for the issuance of incentive stock options and nonqualified stock options to directors and key employees of the Company pursuant to the 1994 Plan. The Board of Directors approved the amendment on March 17, 1998, and recommends that the stockholders approve this amendment to the 1994 Plan.

BACKGROUND

Prior Stock Option Plans

         In 1986, the Board of Directors of the Company approved an Incentive Stock Option Plan for Key Employees, a Nonqualified Stock Option Plan for Key Employees and a Nonqualified Stock Option Plan for Directors (collectively referred to herein as the "1986 Plans"). The purpose of each of the 1986 Plans was to encourage ownership of the Company's Common Stock by key employees and directors of the Company and its subsidiaries. A total of 130,000 shares of Common Stock initially was reserved for issuance under the 1986 Plans. Under the 1986 Plans, the exercise price of any option granted could not be less than the fair market value of the Common Stock on the date the option was granted. All of the 1986 Plans were administered by various committees of the Board of Directors of the Company. The 1986 Plans expired during 1992 and 1993; however, options with respect to an aggregate of 23,540 shares granted under the 1986 Plans were outstanding and exercisable by the optionees at March 31, 1998, at exercise prices ranging from $1.54 to $2.69 per share, of which 18,691 were exercisable by directors of the Company. In April 1994, the 1986 Plans were replaced by the Company's 1994 Stock Option Plan described below.

1994 Stock Option Plan

         The Board of Directors approved the 1994 Plan in April 1994 and it was approved by the Company's stockholders in May 1994. The Company initially reserved 150,000 shares of its Common Stock, subject to antidilutive adjustments, for the issuance of incentive stock options and nonqualified stock options to directors and key employees under the 1994 Plan. As a result of stock dividends declared by the Company in 1995, 1996 and 1997, the number of shares reserved for issuances under the 1994 Plan has been increased to 176,362. The 1994 Plan is administered by the Stock Option Committee of the Board of Directors, which subject to the general terms of the 1994 Plan, establishes the specific terms of options granted pursuant thereto. Options may be granted for terms up to 10 years, with options granted to directors generally vesting immediately and employees generally vesting at the rate of 25 percent of the original grant after each six, eighteen, thirty, and forty-two month periods of continued service. In the event of a change of control of the Company, the options currently outstanding under the 1994 Plan will become fully vested. The 1994 Plan is administered by the Company's Stock Option Committee and provides that the options granted under the 1994 Plan may be either incentive stock options pursuant to Section 422A of the Internal Revenue Code of 1986, as amended, or nonqualified options. Directors and certain key employees are entitled to participate under the 1994 Plan.

         Options granted under the 1994 Plan will terminate (i) ten years after the date the option was granted, unless the option was granted for a shorter period, (ii) five years from the date of grant in the case of an incentive stock option granted to a 10% or more stockholder of the Company, (iii) three months after the date on which employment with the Company was terminated, or (iv) one year after the death or disability of an optionee. Options granted under the 1994 Plan are not transferable by the optionee, other than by will or the laws of descent and distribution.

         As of March 31, 1998, options to purchase 157,876 shares of Common Stock at exercise prices ranging from $1.92 to $10.63 were outstanding (of which 71,788 were held by directors of the Company) and 33 shares of Common Stock remained available for future grants under the 1994 Plan.

PROPOSED AMENDMENT

         The Company has always viewed stock options as an important compensation tool to motivate directors and key employees and to reward them based on increases in stockholder value. The shares originally reserved in the 1994 Plan have been exhausted due to stock option grants issued over the course of the last four years. The Board of Directors believes that the 1994 Plan is accomplishing its purpose. In order to continue its past practice of granting options to directors and key employees, additional shares need to be set aside for that purpose. The proposed reservation of 200,000 additional shares is deemed reasonable by the Board of Directors in view of the increase in the number of shares outstanding, the increase in the scope of the Company's operations and the number of individuals eligible to received stock options, since the plan was originally adopted in 1994.

INTEREST OF CERTAIN PERSONS

         In the past, Mr. Joseph S. Bracewell, the Chief Executive Office, and other officers, as well as members of the Board of Directors of the Company, have been awarded options under the 1994 Plan. Such persons may benefit from approval of the amendment to increase the number of shares of Common Stock subject to the 1994 Plan if the Stock Option Committee determines to award additional options under the 1994 Plan to such persons.


THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE PLAN.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules promulgated thereunder require every person who is the beneficial owner of more than ten percent of any class of any equity security (other than an exempted security) which is registered pursuant to
Section 12 of the Exchange Act, or who is a director or executive officer of an issuer of such security, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such securities. Officers, directors and greater than ten percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and certain written representations provided to the Company by such persons, from September 23, 1997 (the date the Company became subject to Section 16 of the Exchange Act) through December 31, 1997, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders were complied with, except that Mr. Neal R. Gross, a director of the Company, filed a late report with respect to one transaction in the Company's Common Stock.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Solicitations of proxies are being made by the Company through the mail and may also be made in person or by telephone. Directors and employees of the Company may be utilized in connection with such solicitations. The Company also will request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by such persons and will reimburse them for their reasonable forwarding expenses in connection therewith.

                   DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 1999 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or before January 28, 1999.

                           INDEPENDENT PUBLIC AUDITORS

         The firm of KPMG Peat Marwick LLP served as the Company's independent public auditors for the year ended December 31, 1997, and the Board of Directors of the Company has appointed such firm to serve in such capacity for the year ended December 31, 1998. A member of the firm of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Company is not aware of any business to be acted on at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the stockholders is properly presented at the meeting, the proxies will be voted in accordance with the discretion of the persons named therein.

                       FORM 10-K AVAILABLE WITHOUT CHARGE

         The Company's Annual Report on Form 10-K has been filed with the Securities and Exchange Commission and may be obtained without exhibits at no charge by writing to: Corporate Secretary, Century Bancshares, Inc., 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004.




                                             By Order of the Board of Directors

                                             /s/  WILLIAM C. OLDAKER
                                             -------------------------
                                             William C. Oldaker
                                             Secretary

April 28, 1998